UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 FORM 8-K/A


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                    THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) June 14, 1996


                              SMC CORPORATION

       State of Oregon            0-25390                    93-0939076
- --------------------------------------------------------------------------------
(State or other jurisdiction    (Commission                (IRS Employer
     of incorporation or         File No.)               Identification No.)
        organization)

  30725 Diamond Hill Road, Harrisburg, Oregon                  97446
- --------------------------------------------------------------------------------
   (Address of principal executive offices)                  (Zip Code)


                               (503) 995-8214
- --------------------------------------------------------------------------------
            (Registrant's telephone number, including area code)


                                 No Change
- --------------------------------------------------------------------------------
           (Former name, former address and former fiscal year,
                       if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
- ------------------------------------------

      (a)   Financial Statements of Business Acquired

      Pages 4 through 16 of this Form 8-K/A contain the audited financial statements of Honorbuilt Industries, Inc. for the two years ended December 31, 1995 and unaudited interim financial statements for the three months ended March 31, 1995 and 1996.

      (b)   Pro Forma Financial Information

      Pages 17 through 21 of this Form 8-K/A contain Pro Forma Combined Statements of Operations for the Registrant and Honorbuilt Industries Inc. for the six months ended June 30, 1996 and for the 12 months ended December 31, 1995.

      (c)   Exhibits

      None.

                                 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated:   August 29, 1996

                              SMC  CORPORATION



                              By:   /s/ PAUL M. BROWN, JR.
                                  ----------------------------------------
                                    Paul M. Brown, Jr.
                                    Vice President - Finance and
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

HONORBUILT INDUSTRIES, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 1995

                     REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of SMC Corporation


In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Honorbuilt Industries, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered recurring losses from operations and has a shareholders' deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





PRICE WATERHOUSE LLP

Portland, Oregon
August 22, 1996

HONORBUILT INDUSTRIES, INC.
BALANCE SHEET
(IN THOUSANDS)
- --------------------------------------------------------------------------------


                                                        DECEMBER 31,MARCH 31,
                                                      1994     1995     1996
                                                      ----     ----     ----
                                                            (UNAUDITED)
ASSETS
Current assets:
   Cash                                             $     1  $     2  $     3
   Accounts receivable, net (Note 1)                    313      311    1,023
   Accounts receivable, related party (Note 6)          187      172      219
   Inventories (Notes 1, 2 and 5)                     2,729    2,441    1,512
   Prepaid expenses and other current assets             17       11        6
                                                    -------  -------  -------
     Total current assets                             3,247    2,937    2,763

Property, plant and equipment,
  net (Notes 1, 3, 4, and 5)                            351      348      334
Other assets, net (Note 1)                               30       23       22
                                                    -------  -------  -------

     Total assets                                   $ 3,628  $ 3,308  $ 3,119
                                                    =======  =======  =======

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Notes payable (Note 4)                           $     -  $   817  $   791
   Current portion of long-term debt (Note 5)           734      657      641
   Accounts payable                                     880      737      706
   Accounts payable, related party (Note 6)           2,518    1,058    1,597
   Product warranty liabilities                         196      282      282
   Accrued liabilities                                  258      399      332
                                                    -------  -------  -------
     Total current liabilities                        4,586    3,950    4,349

Notes payable to shareholders (Notes 5 and 6)           200      200      200
                                                    -------  -------  -------
     Total liabilities                                4,786    4,150    4,549
                                                    -------  -------  -------

Commitments and contingencies (Note 7)
Shareholders' deficit:
   Common stock, 10,000 shares authorized, 3,404
     shares issued and outstanding (Note 6)           2,641    2,641    2,641
   Additional paid-in capital (Note 6)                    -    2,300    2,300
   Accumulated deficit                               (3,799)  (5,783)  (6,371)
                                                    -------  -------  -------
     Total shareholders' deficit                     (1,158)    (842)  (1,430)
                                                    -------  -------  -------

     Total liabilities and shareholders' deficit    $ 3,628  $ 3,308  $ 3,119
                                                    =======  =======  =======


  The accompanying notes are an integral part of this financial statement.

HONORBUILT INDUSTRIES, INC.
STATEMENT OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
- --------------------------------------------------------------------------------


                                           YEAR ENDED          THREE MONTHS ENDED
                                           DECEMBER 31,             MARCH 31,
                                         1994       1995        1995       1996
                                         ----       ----        ----       ----
                                                                  (UNAUDITED)
Sales                                 $13,240   $ 15,816     $ 5,819    $  3,714

Cost of sales                          13,575     16,949       5,775       4,089
                                      -------   --------     -------    --------

   Gross profit (loss)                   (335)    (1,133)         44        (375)

Selling, general and administrative
  expenses                                936        986         280         167
                                      -------   --------     -------    --------

Loss from operations                   (1,271)    (2,119)       (236)       (542)

Interest expense                           96        123          35          40
Other (income) expense                    (23)      (258)         (6)          6
                                      -------   --------     -------    --------

Net loss                              $(1,344)  $ (1,984)    $  (265)   $   (588)
                                      =======   ========     =======    ========

Net loss per share                    $ (1.14)  $   (.58)    $  (.08)   $   (.17)
                                      =======   ========     =======    ========


Weighted average shares outstanding     1,184      3,404       3,404       3,404
                                      =======   ========     =======    ========


  The accompanying notes are an integral part of this financial tatement.

HONORBUILT INDUSTRIES, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT
(IN THOUSANDS)
- --------------------------------------------------------------------------------


                                            COMMON STOCK       ADDITIONAL
                                         ------------------      PAID-IN    ACCUMULATED
                                         SHARES      AMOUNT      CAPITAL      DEFICIT       TOTAL
                                         ------      ------      -------      -------       -----


Balance, December 31, 1993                  750   $     410    $       -    $  (2,455)   $  (2,045)

Common stock issued upon
  conversion of related party debt
   (Note 6)                               2,654       2,231            -            -        2,231

Net loss                                      -           -            -       (1,344)      (1,344)
                                          -----   ---------    ---------    ---------    ---------
Balance, December 31, 1994                3,404       2,641            -       (3,799)      (1,158)

Conversion of related party debt (Note 6)     -           -        2,300            -        2,300

Net loss                                      -           -            -       (1,984)      (1,984)
                                          -----   ---------    ---------    ---------    ---------
Balance, December 31, 1995                3,404       2,641        2,300       (5,783)        (842)

Net loss                                      -           -            -         (588)        (588)
                                          -----   ---------    ---------    ---------    ---------


Balance, March 31, 1996 (unaudited)       3,404   $   2,641    $   2,300    $  (6,371)   $  (1,430)
                                          =====   =========    =========    =========    =========


  The accompanying notes are an integral part of this financial statement.

HONORBUILT INDUSTRIES, INC.
STATEMENT OF CASH FLOWS
(IN THOUSANDS)
- --------------------------------------------------------------------------------



                                                         YEAR ENDED       THREE MONTHS ENDED
                                                         DECEMBER 31,          MARCH 31,
                                                        1994       1995      1995       1996
                                                     -------   --------   -------   --------
                                                                             (UNAUDITED)
Cash flows from operating activities:
  Net loss                                           $(1,344)  $ (1,984)  $  (265)  $   (588)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Depreciation and amortization                         80         65        17         15
    Changes in certain assets and liabilities:
      Accounts receivable                                 15          2        72       (712)
      Accounts receivable, related party                  13         15       (29)       (47)
      Inventories                                       (395)       288      (680)       929
      Prepaid expenses and other current assets            2          6      (106)         5
      Accounts payable                                   434       (143)      (62)       (31)
      Accounts payable, related party                  1,333        840       950        539
      Product warranty liabilities                        16         86        14          -
      Accrued liabilities and other obligations          (16)       141       171        (67)
                                                     -------   --------   -------   --------
Net cash provided by (used in) operating
  activities                                             138       (684)       82         43
                                                     -------   --------   -------   --------

Cash flows from investing activities:
  Capital expenditures                                   (50)       (55)      (57)         -
                                                     -------   --------   -------   --------

Net cash used in investing activities                    (50)       (55)      (57)         -
                                                     -------   --------   -------   --------

Cash flows from financing activities:
  Net borrowings on notes payable                          -        817         -        (26)
  Repayments of long-term debt                           (89)       (77)      (21)       (16)
                                                     -------   --------   -------   --------

Net cash (used in) provided by financing
  activities                                             (89)       740       (21)       (42)
                                                     -------   --------   -------   --------

Net (decrease) increase in cash
  and cash equivalents                                    (1)         1         4          1
Cash and cash equivalents, beginning of period             2          1         1          2
                                                     -------   --------   -------   --------

Cash and cash equivalents, end of period             $     1   $      2   $     5   $      3
                                                     =======   ========   =======   ========

Supplemental disclosure of cash flow information:
  Cash paid during the period for:
    Interest                                         $    59   $     55   $    84   $    129
    Income taxes                                           -          -         -          -
  Non-cash exchange of debt for equity                 2,231      2,300         -          -


  The accompanying notes are an integral part of this financial statement.

HONORBUILT INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
- ------------------------------------------------------------------------------


1.   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS
     Honorbuilt Industries, Inc. (the "Company"), a Kansas corporation, designs, manufactures, and markets Class C motor coaches sold primarily to dealers throughout the United States.

     ACCOUNTS RECEIVABLE
     Accounts receivable are net of an allowance for doubtful accounts of $123,434 and $148,115 at December 31, 1994 and 1995, respectively.

     INVENTORIES
     Inventories are stated at the lower of cost or market, with cost determined by the first-in, first-out method for raw materials, work-in-process and finished goods and by the specific cost method for chassis. Cost includes the purchase price of raw materials, direct labor and an allocation of overhead costs. Raw materials inventory consists of component parts. Chassis manufacturers provide terms calling for payment generally upon completion of the motor coach.

     PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment are stated at cost. Additions, renewals and betterments are capitalized. Expenditures for maintenance, repairs and minor renewals and betterments are charged to expense. Gains or losses realized from sales or retirements are reflected in earnings and are not significant for the years ended December 31, 1995 and 1994. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of 31.5 years for buildings and improvements, and 5 to 7 years for machinery and equipment.

     OTHER ASSETS
     Other assets consist primarily of product trade names, organization costs and financing costs, which are being amortized using the straight-line method over 3 to 5 years. Amortization expense for the years ended December 31, 1994 and 1995 was $7,665 and $7,001, respectively.

     FINANCIAL INSTRUMENTS
     The Company estimates the fair value of its monetary assets and liabilities based upon the existing interest rates related to such assets and liabilities compared to the current market rates of interest for instruments of a similar nature and degree of risk. The fair value of long-term debt is estimated using discounted cash flow analyses, based on the Company's incremental borrowing rates for similar types of borrowing arrangements. The fair value of long-term debt, exclusive of related party debt, is $569,000 and $517,000 at December 31, 1994 and 1995, respectively. As discussed in Note 5, the long-term debt to related parties does not have a fixed payment stream. Therefore, fair value based upon discounted cash flow analysis cannot be determined for the related party debt. The fair value of the Company's line of credit at December 31, 1995 and 1994 approximates the carrying value because the note bears interest at a competitive rate. The Company records all other financial instruments, including accounts receivable and accounts payable, at cost which approximates market value.

HONORBUILT INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------


1.   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     (CONTINUED)

     REVENUE RECOGNITION AND ACCOUNTS RECEIVABLE

     The Company recognizes revenue from the sale of motor coaches when title and risk of ownership are transferred to the dealer, which generally is upon shipment or dealer pick-up.

     Sales and the percentage of total sales made to dealers, representing more than 10% of sales in any of the following periods, were as follows:

                                             YEAR ENDED DECEMBER 31,
                                            1994                  1995
                                    ------------------    -------------------
      Bass Pro                      $2,229,241    16.8%   $1,594,444    10.0%
      California RV                  1,686,745    12.7             -
      Rusty Eck Ford                 2,803,570    21.2     1,746,070    11.0

     CERTAIN RISKS, UNCERTAINTIES AND CONCENTRATION OF CREDIT RISK
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     The Company has a concentration of credit risk in the recreational vehicle industry, specifically related to amounts outstanding at any point in time in accounts receivable and/or under repurchase agreements (see Note 7) with any specific dealership to which it has sold motor homes. The Company requires no collateral from its dealers upon sale of a motor home, and most dealer arrangements provide for repurchase agreements which require the Company to repurchase previously sold motor homes in the event of the dealer's default on its financing arrangement.

     PRODUCT WARRANTY
     The Company provides a one-year warranty against defects in material and workmanship to dealers and purchasers of motor coaches. Certain components used in the manufacture of the Company's motor coaches carry warranties of other manufacturers. Estimated warranty costs are reserved at the time of sale of the warranted products.

     INTERIM FINANCIAL DATA
     The interim financial data for the three months ended March 31, 1995 and 1996 are unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. Operating results and cash flows for the three months ended March 31, 1995 and 1996 are not necessarily indicative of the results to be achieved for the full year.

HONORBUILT INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------


1.   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     (CONTINUED)

     INCOME TAXES
     The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions and analogous provisions of certain state laws, the Company does not pay federal or state corporate taxes on taxable income. Instead, the Company's taxable income (loss) is attributed to the shareholders for their respective shares of the Company's taxable income. Accordingly, no accrual or provision for income tax was made in the Company's financial statements for the years ended December 31, 1994 and 1995. No provision for income tax on a pro forma basis as if the Company were a C Corporation has been prepared due to net losses incurred since the Company's inception.

     LOSS PER SHARE
     Net loss per share has been computed based on the weighted average number of shares of common stock outstanding during the period.


2.   INVENTORIES

     Inventories by major classification consist of (in thousands):

                                                       DECEMBER 31,
                                                     1994         1995
                                                  ----------   ----------
      Raw materials                               $      439   $      594
      Work-in-process                                    255          293
      Finished goods, including chassis                2,035        1,554
                                                  ----------   ----------
      Total                                       $    2,729   $    2,441
                                                  ==========   ==========


3.   PROPERTY, PLANT AND EQUIPMENT

     The components of property, plant and equipment consist of (in thousands):

                                                       DECEMBER 31,
                                                     1994         1995
                                                  ----------   ----------

      Land and improvements                       $       10   $       10
      Buildings and improvements                         322          341
      Machinery and equipment                            292          316
      Furniture and fixtures                              59           70
                                                  ----------   ----------

                                                         683          737
      Less accumulated depreciation                     (332)        (389)
                                                  ----------   ----------

      Property, plant and equipment, net          $      351   $      348
                                                  ----------   ----------

HONORBUILT INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------


3.   PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The Company adopted the statement in fiscal 1996. The adoption had no effect on the Company's financial position or results of operations.


4.   NOTES PAYABLE

     The Company has a $1.0 million revolving line of credit with American National Bank. The available borrowing under the line of credit is limited to 85% of finished goods. At December 31, 1995, $816,929 was outstanding on the Company's line of credit, with interest at the bank's prime rate plus one percent (9.5%). Outstanding borrowings under the line of credit are due on demand. The line of credit is secured by accounts receivable and real estate of the Company.


5.   LONG-TERM DEBT

     Long-term debt consists of (in thousands):                          DECEMBER 31,
                                                                       1994         1995
                                                                 ----------   ----------
      9.0% note payable to Bennington State Bank, due in
        monthly instalments of $9, including interest, due in
        October 2000                                             $      444   $      367
      6% note payable to the City of Minneapolis, Kansas,
        due in monthly instalments of $3, including interest,
        due in November 2002                                            290          290
      Notes payable to related parties, bearing interest at
        prime rate and payable upon the attainment of
        certain profitability thresholds                                200          200
                                                                 ----------   ----------

                                                                        934          857
      Less current portion                                             (734)        (657)
                                                                 ----------   ----------

                                                                 $      200   $      200
                                                                 ----------   ----------

     The note payable to Bennington State Bank is secured by all assets of the Company and is guaranteed by the Company's former president and certain other shareholders. The note contains certain covenants including working capital requirements and dividend restrictions. As of December 31, 1994 and 1995, the Company was in violation of certain of these covenants and did not obtain a waiver from the bank for the conditions of default. Consequently, at December 31, 1994 and 1995, the $443,830 and $366,810 note payable to the bank has been reflected in the financial statements as current. The bank has not formally notified the Company that it will accelerate demand for payment

HONORBUILT INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------


5.   LONG-TERM DEBT (CONTINUED)

     on this note. The Company is currently renegotiating the note, which would decrease the monthly payment to $5,000. In addition, Bennington State Bank is to receive the proceeds from any rental income associated with the Company's land and buildings. However, there can be no assurance that the bank will not declare default and demand payment or that the Company will be able to receive proceeds from rental income.

     The note payable to the City of Minneapolis is subordinated to the note payable to the Bennington State Bank and is secured by the Company's building and improvements. The Company has not made the scheduled principal payments and is therefore in default. The note has been classified as current at December 31, 1994 and 1995. The note is guaranteed by the Company's former president.

     The notes payable to related parties are subordinated to the note payable to the Bennington State Bank. Payments of principal and interest must be approved by the Board of Directors and are based on the operating results of the Company. The Company does not anticipate making any significant principal payments on these notes during 1996. Accordingly, the notes payable have been classified as long-term at December 31, 1995.


6.   RELATED PARTIES

     The Company is related through common ownership with an automobile and recreational vehicle dealership owned by the Company's major shareholder and president. From time to time, this dealership has floored certain coaches. The following summarizes the related party transactions and balances with this dealership:

                                                         1994         1995
                                                     ----------    ----------

      Chassis purchases                               $6,213,029   $5,587,182
      Recreational vehicle sales                       1,159,565    1,746,070
      Accounts payable at December 31                  2,055,592    1,556,265
      Accounts receivable at December 31                  68,720          830

     The Company also purchased chassis from a minority shareholder-owned auto dealership for use in the manufacture of the Company's product. Purchases from this shareholder were $531,601 and $161,029 in 1994 and 1995, respectively. The related accounts payable recorded at December 31, 1994 and 1995, were $591 and zero, respectively.

     During 1994 and 1995, the Company sold motor coaches to two companies, each of which is owned by one shareholder of the Company. The sales to these two companies totaled $1,142,440 and $1,299,793 for the years ended December 31, 1994 and 1995, respectively. At December 31, 1994 and 1995 the Company had a receivable from these companies of $118,210 and $170,775, respectively.

HONORBUILT INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
- ------------------------------------------------------------------------------


6.   RELATED PARTIES (CONTINUED)

     The Company has notes payable to shareholders in the amount of $200,000 at December 31, 1994 and 1995 (see Note 5).

     During 1994 and 1995, a shareholder of the Company forgave approximately $2,231,000 and $2,300,000, respectively, of accounts payable related to chassis purchases. In return for the debt forgiven in 1994, the shareholder received 2,654,440 shares of the Company's common stock. The debt forgiveness in 1995 has been classified as additional paid-in capital.


7.   COMMITMENTS AND CONTINGENCIES

     As is customary in the recreational vehicle industry, the Company is contingently liable under the terms of repurchase agreements with finance companies, which provide secured inventory financing for dealers of the Company's products. These agreements require the Company to repurchase its products from the finance company in the event of a dealer's default. The contingent liability under these agreements approximates the sales price of the motor coaches, less principal payments made by the dealer. The Company expects to resell any products repurchased to reduce any liabilities incurred. During 1994 and 1995, the Company did not experience significant losses under these repurchase agreements.

     The risk of loss is spread over various dealers and finance companies. Total secured inventory financing obligations of the Company's dealers, for which the Company was contingently liable, were approximately $1 million at December 31, 1995.

     From time to time, the Company is involved in various customer complaints which arise in the ordinary course of business. The Company does not believe that losses, if any, incurred under outstanding repurchase agreements or customer complaint settlements will have a significant impact on the Company's financial position, results of operations, or cash flows.

     As of December 31, 1995, the Company had two unused letters of credit for $300,000. One letter of credit for $200,000 expired March 3, 1996.


8.   GOING CONCERN

     The Company has incurred significant operating losses in 1994 and 1995, which has resulted in an increase in shareholders' deficit. In addition, the Company is not in compliance with certain of the restrictive covenants of its borrowing arrangements. Such factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements have been prepared on the basis of a going concern. On June 14, 1996, as more fully described in
     Note 9, the Company sold certain inventory and fixed assets to SMC Corporation and ceased manufacturing motor coaches. The Company plans to continue as a going concern as the lessor of certain land and real estate. The Company's existence is dependent upon its ability to generate sufficient cash flow to

HONORBUILT INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
- ------------------------------------------------------------------------------


8.   GOING CONCERN (CONTINUED)

     meet its obligations on a timely basis, to successfully negotiate a restructuring of its borrowing arrangements with its lenders, or to obtain additional financing. Although it cannot be assured that the Company will be able to continue as a going concern, management believes the proceeds from the sale of certain assets, the realization of the remaining assets, and the renegotiation of debt will enable the Company to meet its obligations.


9.   SUBSEQUENT EVENT

     On June 14, 1996, certain inventory and fixed assets of the Company and the trade name ElDorado were acquired by SMC Corporation for $959,000 in cash and $100,000 in acquisition-related expenses. The financial statements present the historical balances of the Company's accounts and do not reflect the effect of the acquisition.

SMC CORPORATION
PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)
JUNE 30, 1996
- --------------------------------------------------------------------------------


The unaudited pro forma combined financial statements are provided as required by Regulation S-X of the Securities and Exchange Commission.

On June 14, 1996, SMC Corporation (the Company) acquired certain assets of Honorbuilt Industries, Inc. (Honorbuilt). The acquisition was consummated for $959,000 in cash and $100,000 in acquisition-related expenses.

The assets of Honorbuilt purchased by SMC have been included with the Company's account in the balance sheet presented in the Company's June 30, 1996 Form 10-Q filing. Accordingly, no pro forma balance sheet has been presented in this Form 8-K/A filing.

The pro forma combined statement of operations for the period January 1, 1996 through June 30, 1996 presents the results of operations of the combined entities assuming that the acquisition had been completed as of the beginning of the period. The pro forma financial statements include the results of Honorbuilt's operations through the acquisition date of June 14, 1996, and Honorbuilt's results of operations from June 14, 1996 to June 30, 1996 have been consolidated in SMC's results.

This pro forma statement includes all material adjustments necessary to restate the historical results to accommodate these assumptions. However, the pro forma combined balances are not necessarily indicative of all balances which would have resulted had the purchase actually occurred on December 31, 1995. These pro forma statements should be read in conjunction with the other financial statements and accompanying notes.

SMC CORPORATION
PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1996
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
- --------------------------------------------------------------------------------


                                                 HONORBUILT
                                        SMC      INDUSTRIES,   PRO FORMA            PRO FORMA
                                    CORPORATION     INC.      ADJUSTMENTS   NOTES    COMBINED
                                    -----------  -----------  -----------  -------  ----------
Sales                                 $  48,731    $   6,928    $       -            $  55,659
Cost of sales                            41,790        7,436           23      a,b      49,249
                                      ---------    ---------    ---------            ---------
   Gross profit (loss)                    6,941         (508)         (23)               6,410

Selling, general and administrative
   expenses                               4,128          343           13   a,b,c,d      4,484
                                      ---------    ---------    ---------            ---------

Income (loss) from operations             2,813         (851)         (36)               1,926

Interest expense                            141           89            -                  230
Other expense (income)                      (13)           8           24        f          19
                                      ---------    ---------    ---------            ---------

Income (loss) before provision
  for taxes                               2,685         (948)         (60)               1,677

Provision (benefit) for income taxes      1,072            -         (435)       e         637
                                      ---------    ---------    ---------            ---------


Net income (loss)                     $   1,613    $    (948)   $     375            $   1,040
                                      =========    =========    =========            =========


Net income per share                  $     .24          N/A          N/A            $     .16
                                      =========    =========    =========            =========


Weighted average number of shares         6,661          N/A          N/A                6,661
                                      =========    =========    =========            =========


   The accompanying note is an integral part of this financial statement.

SMC CORPORATION
PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)
DECEMBER 31, 1995
- --------------------------------------------------------------------------------


The unaudited pro forma combined financial statements are provided as required by Regulation S-X of the Securities and Exchange Commission.

On June 14, 1996, SMC Corporation (the Company) acquired certain assets of Honorbuilt Industries, Inc. (Honorbuilt). The acquisition was consummated for $959,000 in cash and $100,000 in acquisition-related expenses.

The pro forma unaudited combined statement of operations for the year ended December 31, 1995 presents the unaudited results of operations of the combined entities assuming that the acquisition had been completed as of the beginning of the period.

These unaudited pro forma statements include all material adjustments necessary to restate the historical results to accommodate these assumptions. However, the pro forma combined balances are not necessarily indicative of all balances which would have resulted had the purchase actually occurred on December 31, 1994. These pro forma statements should be read in conjunction with the other financial statements and accompanying notes.

SMC CORPORATION
PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
- --------------------------------------------------------------------------------


                                                 HONORBUILT
                                        SMC      INDUSTRIES,   PRO FORMA            PRO FORMA
                                    CORPORATION     INC.      ADJUSTMENTS   NOTES    COMBINED
                                    -----------  -----------  -----------  -------  ----------
Sales                                 $ 148,189    $  15,816    $       -            $ 164,005
Cost of sales                           128,846       16,949           47      a,b     145,842
                                      ---------    ---------    ---------            ---------
   Gross profit (loss)                   19,343       (1,133)         (47)              18,163

Selling, general and administrative
  expenses                               11,702          986           27   a,b,c,d     12,715
                                      ---------    ---------    ---------            ---------

Income (loss) from operations             7,641       (2,119)         (74)               5,448

Interest expense                            910          123           82        f       1,115
Other income                               (136)        (258)           -                 (394)
                                      ---------    ---------    ---------            ---------

Income (loss) before provision
  for taxes                               6,867       (1,984)        (156)               4,727

Provision (benefit) for income taxes      1,926            -         (130)       e       1,796
                                      ---------    ---------    ---------            ---------


Net income (loss)                     $   4,941    $  (1,984)   $     (26)           $   2,931
                                      =========    =========    =========            =========


Net income per share                  $     .74          N/A          N/A            $     .44
                                      =========    =========    =========            =========


Weighted average number of shares         6,647          N/A          N/A                6,647
                                      =========    =========    =========            =========


   The accompanying note is an integral part of this financial statement.

SMC CORPORATION

NOTE TO PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)
- --------------------------------------------------------------------------------


NOTE 1

The pro forma combined statements of operations have been prepared to reflect the purchase by SMC Corporation of certain assets of Honorbuilt. The Company paid $959,000 in cash and $100,000 in acquisition-related expenses. The pro forma combined statements of operations are not necessarily indicative of balances which would have resulted had the acquisition actually occurred at the beginning of the period presented. Pro forma adjustments are made to reflect the following:

     a. Adjustment to reflect decreased depreciation of $10,000 and $5,000 for the twelve months ended December 31, 1995 and the six months ended June 30, 1996, respectively, resulting from the nonownership of the building.

     b. Adjustment to reflect (1) an increase in rent expense by $60,000 and $30,000 for the twelve months ended December 31, 1995 and the six months ended June 30, 1996, respectively, related to the operating lease of the land and building not acquired, and (2) an increase by $9,000 and $4,000 for the twelve months ended December 31, 1995 and the six months ended June 30, 1996, respectively, related to depreciation expense associated with the step-up valuation of the fixed assets.

     c. In conjunction with the Honorbuilt acquisition, the Company recorded $300,000 of goodwill which will be amortized over 15 years. This resulted in an adjustment to increase amortization expense by $20,000 and $10,000 for the twelve months ended December 31, 1995 and the six months ended June 30, 1996, respectively.

     d. Adjustment to decrease amortization expense by $5,000 and $3,000 for the twelve months ended December 31, 1995 and the six months ended June 30, 1996, respectively, related to loan fees and organizational costs recorded by Honorbuilt.

     e. Adjustment to reflect the provision for income taxes of the Company and Honorbuilt on a combined basis.

     f. Adjustment of $82,000 to increase interest expense and $24,000 to decrease interest income for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively.